Exhibit 10.35

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”), signed as of December 18, 2012, is made by and among Domain Russia Investments Limited, a limited company organized under the laws of England and Wales with registration number 7899075, having an address at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands (“DRI”), Regado Biosciences, Inc., a corporation organized under the laws of the State of Delaware, USA, and having its place of business at 318 Blackwell Street, Suite 130 Durham, North Carolina 27701, USA (“Regado” or “Company”), and NovaMedica LLC, a limited liability company organized under the laws of the Russian Federation with an address of 10113, bldg. 38, Sokolnichesky Val Street, Moscow, Russian Federation (“NovaMedica” and, together with DRI and Regado, the “Parties”, and each of NovaMedica, Regado, and DRI, a “Party”).

WITNESSETH:

WHEREAS, Regado and DRI entered into that certain Technology Transfer Agreement on December 18, 2012 (the “TTA”), and Regado, RMI Investments S.à.r.l. and certain other parties have entered into a Series E Preferred Stock Purchase Agreement dated December 18, 2012 (the “Purchase Agreement”).

WHEREAS, DRI has agreed to assign the TTA in full, including all rights and obligations thereunder, to NovaMedica, and NovaMedica has agreed to accept such assignment of rights and agrees to assume such obligations.

WHEREAS, the assignment of rights and assumption of obligations effected by this Agreement are consistent with the terms of the TTA, and Regado has consented to these assignments and assumptions.

WHEREAS, DRI and NovaMedica intend that the assignment of Intellectual Property Rights in the Territory under the TTA to NovaMedica be effected as a contribution to the charter capital and to the additional paid-in capital of NovaMedica, in accordance with the terms of the Investment Agreement dated February 15, 2012 (the “Investment Agreement”) among Domain Associates, L.L.C., RUSNANO OJSC, RusnanoMedInvest LLC (“RMI”), DRI, and NovaMedica and the Assignment and Contribution Agreement dated December 18, 2012, among RMI, DRI, and NovaMedica. Towards that end, NovaMedica is engaging a licensed appraiser (the “Appraiser”) to perform an appraisal of the value of the Intellectual Property Rights (as such term is defined in the Investment Agreement) to be contributed to NovaMedica, in accordance with Article III, Section 2.1(c)-(f) of the Investment Agreement.

WHEREAS, in accordance with the terms and provisions of the TTA, DRI and Regado shall cause to be filed with the Russian Federal Service for Intellectual Property, Patents, and Trademarks (“Rospatent”) the State Intellectual Property Office of Ukraine (“SIPS”), the Eurasian Patent Office (“EAPO”) and other Governmental Bodies in the Territory (individually or collectively, “Governmental Bodies”) an application for registration of each of the Company Patents assigned pursuant to the TTA, as further specified herein in Schedule A (hereinafter “Assigned IP”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

SECTION 1. Defined Terms. Capitalized terms not defined in this Agreement shall have the respective meaning set forth in the TTA, unless otherwise stated.

SECTION 2. Assignment and Assumption. DRI hereby assigns, transfers, and conveys to NovaMedica all of DRI’s rights and obligations (including all license, sublicense, and assignment rights) under the TTA, and NovaMedica accepts and assumes from DRI such assignment, transfer, and conveyance. As of the Effective Date of this Agreement, NovaMedica shall be deemed a party to the TTA substituted in the place of DRI, and NovaMedica shall become, and shall have all the rights and obligations of “Transferee” (as defined in the TTA) thereunder and at the same time also retain and have all the obligations of the entity separately identified in the TTA as those of “NovaMedica”. NovaMedica shall benefit from all of the rights of, and shall be bound by and perform all of the obligations, representations, covenants, and warranties of, Transferee under the TTA as if NovaMedica were originally named in place of Transferee in the TTA. NovaMedica hereby assumes and agrees to pay, perform, fulfill, and discharge, within the time such payment or performance is due, and in such a manner as may be required by the TTA, and to indemnify and hold harmless DRI against, all liabilities and obligations under the TTA of DRI, NovaMedica, and Transferee, except such liabilities and obligations specified in Section 6(a) of this Agreement. This Agreement shall not relieve DRI of any currently outstanding or accrued obligations under the TTA directly applicable to DRI, if any, including the obligation to pay the Fixed Payment pursuant to Section 6.1 of the TTA, to the extent not already paid. The indemnification obligation set forth above in this Section 2 shall not apply to any such outstanding or accrued obligations. For the avoidance of doubt, as of the Effective Date of this Agreement, NovaMedica shall automatically and immediately become the “Transferee” and a “Party” to the TTA instead of DRI and at the same time also retains all the rights and has all the obligations of the entity separately identified in the TTA as “NovaMedica.” Following the Effective Date of this Agreement, Regado and NovaMedica shall have the right to amend and/or terminate the TTA without DRI’s consent. Neither NovaMedica nor DRI shall be liable to Regado for any direct or indirect action, inaction, or omission of the other, or for breach of a representation, warranty, covenant, or other obligation of the other, under the TTA or this Agreement.

SECTION 3. Acknowledgement of the TTA. The Parties agree that, except as explicitly stated herein, all of the terms and conditions of the TTA, remain unchanged and in full force and effect throughout the Term of the TTA.

SECTION 4. Certain Obligations of DRI under the TTA. DRI and Regado shall cooperate to promptly register the Assigned IP in the name of DRI with Governmental Bodies, as applicable, in accordance with the terms of the Section 5, below. Promptly upon registration of the Assigned IP in the name DRI, DRI shall cooperate with NovaMedica to register the Assigned

IP in the name of NovaMedica with Governmental Bodies, as applicable, in accordance with the terms of the Section 6, below. The failure of DRI to perform its obligations under this Section 4 shall in no way relieve NovaMedica of its obligations to Regado under the TTA.

SECTION 5. Registration of Assignments by Regado.

(a) Prior to or promptly following the Initial Closing (as defined in the Purchase Agreement), but not later than twenty (20) calendar days from the date of the Initial Closing, Regado shall file with Governmental Bodies, as applicable, one or more applications for the registration of the assignment of each patent and pending patent application within the Assigned IP to DRI, and shall undertake all Commercially Reasonable Efforts to ensure that any such assignment is registered within the statutory sixty (60) calendar days or such other term that is provided by the applicable regulation (each a “R-to-D Application for Registration”).

(b) DRI and Regado shall provide each other with all available information and assistance as may be reasonably required to complete each R-to-D Application for Registration as soon as practicable but in no event later than seven (7) calendar days from the date of the written request for further information and/or assistance. DRI and Regado shall execute such documents as are reasonable and necessary to effect registration of assignment of each patent and pending patent application within the Assigned IP in the name of DRI. DRI and Regado will work together to make any amendments required by Governmental Bodies, as the case may be, to any R-to-D Application for Registration, and to resubmit any such revised R-to-D Application for Registration at such time as Governmental Bodies as applicable, is expected to accept the revised submission of such application. Except as may otherwise be provided in the TTA, DRI and Regado shall each bear its own expenses for all such actions.

(c) In the event that Regado fails to complete the application for any R-to-D Application for Registration within the time frames set forth above (including any extension thereof occasioned by resubmission of the application for the R-to-D Application for Registration), and provided that the failure to complete the applications is not caused by the actions or inactions of DRI, then Regado shall be deemed to have irrevocably granted to DRI the power of attorney to file such R-to-D Application for Registration with Governmental Bodies, as applicable, and to execute and file such documents and papers as necessary with respect thereto and to do all other lawfully permitted acts as may be reasonably necessary to complete the R-to-D Application for Registration with Governmental Bodies, in each case in the name and on behalf of Regado as Regado’s agent and attorney-in-fact or otherwise.

SECTION 6. Registration of Assignments by DRI.

(a) Within twenty (20) calendar days after the date of registration of an assignment of each patent or patent application within the Assigned IP in the name of DRI, as evidenced by publication of a notice of registration by Governmental Bodies or by issuance of a certificate or official correspondence providing such official notice, DRI shall file with Governmental Bodies an application for the registration of the assignment of each patent and patent application within the Assigned IP in the name of NovaMedica, and shall undertake all Commercially Reasonable Efforts measures to ensure that any such assignment is registered within the statutory sixty (60) calendar days or such other term that is provided by the applicable regulation (each a “D-to-N Application for Registration”).

(b) DRI and NovaMedica shall provide each other with all information and assistance as may be required to complete any D-to-N Application for Registration as soon as practicable but in no event later than seven (7) calendar days from the date of the request for further information and/or assistance. DRI and NovaMedica shall execute such documents as are reasonable and necessary to effect registration of assignment of the Assigned IP. DRI and NovaMedica will work together to make such amendments (if required by Governmental Bodies) to any D-to-N Application for Registration, as the case may be, and resubmit such revised D-to-N Application for Registration at such time as Governmental Bodies, as applicable, is expected to accept the submission of such application. DRI and NovaMedica shall each bear its own expenses for all such actions.

(d) In the event that DRI fails to complete any D-to-N Application for Registration within the time frames set forth above (including any extension thereof occasioned by resubmission of any such application), and provided that the failure to complete the applications is not caused by the actions or inactions of NovaMedica, then DRI shall be deemed to have irrevocably granted to NovaMedica the power of attorney to file D-to-N Application for Registration with Governmental Bodies, as the case may be, and to execute and file such documents and papers as necessary with respect thereto and to do all other lawfully permitted acts as may be reasonably necessary to complete such D-to-N Application for Registration, in each case in the name and on behalf of DRI as DRI’s agent and attorney-in-fact or otherwise.

(e) DRI shall comply with its obligations under Chapter III, Sections 3.6 and 3.7 of the Investment Agreement. This Section 5 is not intended to alter or restrict DRI’s rights or obligations under the foregoing provisions of the Investment Agreement. DRI’s breach of any of its respective obligations herein or its respective obligations under Chapter III, Section 3.6 and 3.7 of the Investment Agreement will cause irreparable damage to NovaMedica which cannot adequately be remedied in an action at law and in the event of such a breach, NovaMedica shall be entitled to seek equitable relief in the nature of specific performance as well as other remedies available at law.

SECTION 7. Representations and Warranties of NovaMedica to Regado and DRI.

NovaMedica hereby represents, and warrants to Regado and DRI that, as of the date hereof:

(a) NovaMedica is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b) NovaMedica has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement, except for receiving of NovaMedica’s corporate approval, which corporate approval shall be obtained as soon as practicable;

(c) this Agreement is a legal and valid obligation of NovaMedica, binding upon NovaMedica, and enforceable against NovaMedica in accordance with the terms of this Agreement;

(d) the execution, delivery, and performance of this Agreement by NovaMedica and the performance by NovaMedica of its obligations under this Agreement does not conflict with, breach, or create in any Third Party the right to accelerate, terminate, or modify any agreement or instrument to which NovaMedica is a party or by which NovaMedica is bound, and, to NovaMedica’s knowledge, does not violate any Law of any Governmental Body having authority over NovaMedica;

(e) to NovaMedica’s knowledge, no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by NovaMedica or the consummation by NovaMedica of the transactions contemplated hereby; and

(f) NovaMedica has all right, power, and authority to enter into and to perform its obligations under this Agreement.

SECTION 8. Representations and Warranties of DRI to NovaMedica and Regado.

DRI hereby represents, warrants and covenants to NovaMedica and Regado that, as of the date hereof:

(a) DRI is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b) DRI has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c) this Agreement is a legal and valid obligation of DRI, binding upon DRI, and enforceable against DRI in accordance with the terms of this Agreement;

(d) the execution, delivery, and performance of this Agreement by DRI, and the performance by DRI of its obligations under this Agreement, does not conflict with, breach, or create in any Third Party the right to accelerate, terminate, or modify any agreement or instrument to which DRI is a party or by which DRI is bound, and, to DRI’s knowledge, does not violate any Law of any Governmental Body having authority over DRI;

(e) to DRI’s knowledge, no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by DRI or the consummation by DRI of the transactions contemplated hereby;

(f) DRI has all right, power, and authority to enter into and to perform its obligations under this Agreement; and

(g) DRI shall have timely paid to Regado the Fixed Payment required pursuant to Section 6.1 of the TTA.

SECTION 9. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, irrespective of the choice of laws principles thereof. If any provision of this Agreement is unenforceable at law, the remainder shall remain in effect. No person that is not a Party to this Agreement shall have any rights or obligations pursuant to this Agreement, unless otherwise provided in this Agreement. No amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by each of the Parties. The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement is not transferable or assignable, and neither DRI nor NovaMedica shall have the power or right to assign any of its rights or obligations hereunder, whether by operation of law or otherwise. DRI and NovaMedica each agrees to execute any additional documents and take any other actions necessary or appropriate to carry out the intents and purposes of this Agreement. DRI shall promptly provide NovaMedica all documents and correspondence received from or provided to Governmental Bodies, Regado, or any Third Party that relate to any patent or patent application in the Territory within the Company Patents, the TTA, or this Agreement. Any dispute, controversy or claim arising out of, relating to or in connection with, this Agreement, including any dispute regarding its validity or termination or the performance or breach of this Agreement, as well as any non-contractual obligation arising out of or in connection with it, shall be finally settled by arbitration under the Rules of the London Court of International Arbitration (the “LCIA”) then in effect, except as they may be modified by agreement of the Parties. The place of arbitration will be London, England. The language of the arbitration will be English. This Agreement shall enter into full force and effect from the date that each party hereto has executed the Agreement. (the “Effective Date”).

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above on behalf of the Parties by their duly authorized representatives.

DOMAIN RUSSIA INVESTMENTS LIMITED

Signature:	/s/ Tatiana Saribekian
Name:	Tatiana Saribekian
Title:	CEO

REGADO BIOSCIENCES, INC.

Signature:	/s/ David J. Mazzo
Name:	David Mazzo, Ph.D
Title:	President and CEO

NOVAMEDICA LLC

Signature:	/s/ Vladimir Gurdus
Name:	Vladimir Gurdus

Title:	General Director, CEO of LLC “D-Pharma”, Managing Company

Schedule A

Assigned IP

Patent/App	Title/ Description	Status	Filing Date	Expiration (projected)	Assignee
RU Patent No. 2464030	Administration of REG-1 Anticoagulation system	Granted	May 25, 2007	May 25, 2027	Regado Biosciences, Inc.

RU Patent Application No. 2012136951 (DIV)	Administration of REG-1 Anticoagulation system	Pending	August 29, 2012	May 25, 2027	Regado Biosciences, Inc.

RU Patent Application No. 2011154087	Nucleic Acid Modulators of Glycoprotein VI	Pending	June 3, 2010	June 3, 2030	Domain Russia Investments, Ltd.

UA Patent No. 94948	Administration of REG-1 Anticoagulation system	Granted	May 25, 2007	May 25, 2027	Regado Biosciences, Inc.